UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 31, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement.
Purchase and Sale Agreement with Respect to the Hometown Properties
On May 31, 2011 (the “Effective Date”), MHC Operating Limited Partnership (“MHC”), an Illinois limited partnership and the operating partnership of Equity LifeStyle Properties, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Property Purchase Agreement”) and certain other agreements with certain affiliates of Hometown America, L.L.C. listed as “Sellers” on the signature page to the Property Purchase Agreement (collectively “Hometown”) to acquire (the “Acquisition”) a portfolio of 76 manufactured home communities (the “Hometown Properties”) containing 31,167 sites on approximately 6,500 acres, located in 16 states (primarily located in Florida and the northeastern region of the United States) for a stated purchase price of approximately $1.2636 billion (the “Purchase Price”). The acquisition of the Hometown Related Assets (as defined below) for $169.7 million aggregated with the Purchase Price results in a total acquisition cost of $1.43 billion.
Pursuant to the terms of the Property Purchase Agreement, MHC is required to deposit $25 million (including any interest thereon, the “Earnest Money”) into an escrow account by the close of business on June 1, 2011, a portion of which amount is refundable to MHC if certain closing conditions are not met.
The Purchase Price consists of the following:
•	the Earnest Money, to the extent not refunded to MHC;

•	credit against the Purchase Price with respect to non-recourse mortgage indebtedness assumed by MHC (estimated at approximately, $524.3 million as of March 31, 2011);

•	the issuance by the Company to Hometown of:
•	1,708,276 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with an aggregate stated value of $99,080,000;

•	1,740,000 shares of the Company’s Series B Subordinated Non-Voting Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), with an aggregate stated value of $100,920,000 (the 1,708,276 shares of Common Stock and the 1,740,000 shares of Series B Preferred Stock are collectively referred to herein as the “Stock Consideration”); and
•	Cash with respect to any portion of the Purchase Price not otherwise paid from the sources listed above.
The terms of the Series B Preferred Stock are summarized below under “Stock Issuance and Terms of the Series B Preferred Stock.”
To the extent necessary, the Company expects to fund the cash portion of the acquisition of the Hometown Portfolio (as defined below) through debt and equity financings.
The Property Purchase Agreement contains certain customary representations, warranties, covenants and indemnities and requires the satisfaction of certain closing conditions, including, but not limited to, receipt of certain consents.
Under the terms of the Property Purchase Agreement, the Acquisition may occur in multiple closings. The closing of the sale of the first tranche of Hometown Properties (the “First Closing”) will occur on July 1, 2011 or such other date as Hometown and MHC mutually agree (the “First Closing Date”). The First Closing will be with respect to (i) certain properties that are unencumbered, (ii) certain properties subject to existing mortgage loans, but for which there is a right to defease and repay the mortgage indebtedness and (iii) properties subject to existing mortgage indebtedness for which a Loan Assumption Commitment

(as defined below) is obtained 20 or more days prior to the First Closing Date. Furthermore, with respect to two Hometown Properties, at the First Closing, MHC will merely acquire Hometown’s interest in (i) certain loan documents relating to the properties and (ii) a foreclosure lawsuit relating to the properties, which will, subject to certain exceptions, result in MHC’s acquisition of the two properties. Hometown retains a right to repurchase these two loans at any time and is obligated to repurchase these two loans if fee title has not been obtained on or before December 31, 2012. At the First Closing, Hometown will receive 1,437,931 shares of Common Stock with an aggregate stated value of $83,400,000 and 286,207 shares of Series B Preferred Stock with an aggregate stated value of $16,600,000, in addition to any cash or other consideration with respect to the Purchase Price allocable to the Hometown Properties sold to MHC at the First Closing. All Stock Consideration paid at the First Closing will be subject to a 90-day lock-up period.
The second tranche of Hometown Properties consists of certain properties that are subject to existing mortgage indebtedness that were not sold on the First Closing Date. The sale of these properties, in addition to being subject to certain customary closing conditions, is subject to receipt of loan servicer consents to the assumption of the existing loans by MHC or its designee (the “Loan Assumption Commitments”) on or before the date that is 240 days after the Effective Date (the “Outside Date”). The closing with respect to the sale of the each Hometown Property in the second tranche is the date that is 20 days after the date of receipt of the applicable Loan Assumption Commitment. In addition, certain properties have specific closing conditions and closing dates.
If the Loan Assumption Commitment with respect to any loan assumption is not obtained on or before the Outside Date, then the properties that are subject to any such loan assumption will be excluded from the Acquisition, in which event the Purchase Price shall be reduced by the allocated Purchase Price for such excluded properties and Hometown and MHC will cause the escrow agent to return the allocable portion of the remaining Earnest Money to MHC. Notwithstanding the foregoing, either Hometown or MHC may elect to continue pursuing such loan assumption by delivering written notice of such election to the other party on or before the Outside Date, in which event Hometown and MHC will continue to pursue such loan assumption. Either Hometown or MHC (such party, the “Electing Party”) may, commencing 90 days after May 31, 2011, elect to have Hometown, at the Electing Party’s expense, pursue a lawsuit against the applicable lender.
After the First Closing, with respect to closings that occur prior to the Outside Date, Stock Consideration may be used at such closings as MHC may determine. After the Outside Date, MHC may only use cash to fund the equity portion of the purchase price of Hometown Properties it acquires that are subject to existing loans, except, if closings have not occurred with respect such properties that require at least $120 million in equity (the “Equity Threshold”) as of the Outside Date, then MHC may continue to use Stock Consideration until the Equity Threshold is met.
One of the Hometown Properties in North Dakota with an allocated Purchase Price of approximately $3.7 million is subject to a contractual right of first refusal, and two Hometown Properties located in Massachusetts with an aggregate allocated Purchase Price of approximately $8.0 million may be subject to statutory rights of first refusal.
At the First Closing, Hometown America Holdings, L.L.C. (“Hometown America Holdings”) must deliver to MHC a joinder guaranty to the Property Purchase Agreement, pursuant to which Hometown America Holdings guarantees certain of the obligations of Hometown, including without limitation, the post-closing indemnification, payment and performance obligations of Hometown under the Property Purchase Agreement and the Inventory/Loan Purchase Agreement (as defined below). Hometown America Holdings must also reaffirm its joinder at each subsequent closing under the Property Purchase Agreement.
The foregoing description of the Property Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Property Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Purchase and Sale Agreement with Respect to Inventory and Loans
Realty Systems, Inc. a subsidiary of the Company, and MHC (collectively, the “Inventory/Loan Purchaser”), entered into a purchase and sale agreement, on May 31, 2011 (the “Inventory/Loan Purchase Agreement”), with MH Financial Services, L.L.C., Hometown America Management, L.L.C., Hometown America Management, L.P., and Hometown America Management Corp. (collectively, the “Inventory/Loan Seller”) with respect to the acquisition from the Inventory/Loan Seller of certain manufactured homes and loans secured by manufactured homes located at the Hometown Properties (the “Home Related Assets” and together with the Hometown Properties, the “Hometown Portfolio”) for a stated purchase price of $169.7 million.
The Inventory/Loan Purchase Agreement contains certain customary representations and warranties and pre-closing covenants and otherwise provides for closing in stages on the closing dates provided in the Property Purchase Agreement. The Inventory/Loan Purchase Agreement can be terminated only to the extent provided in the Property Purchase Agreement and in the case of a termination as to a particular property or where the closing with respect to such property does not occur, the Inventory/Loan Purchase Agreement will automatically terminate only as to the assets related to such property.
The parties have also agreed to enter into loan servicing agreement in a form to be agreed to by the parties to address, among other things, the future servicing by Inventory/Loan Seller or its affiliates of the home loans acquired Inventory/Loan Purchaser.
The foregoing description of the Inventory/Loan Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Inventory/Loan Purchase Agreement, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.
Stock Issuance and Terms of the Series B Preferred Stock
The issuance by the Company of Common Stock and Series B Preferred Stock constituting the Stock Consideration pursuant to the Property Purchase Agreement will be made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, or another applicable exemption.
Prior to the issuance of any Series B Preferred Stock constituting the Stock Consideration, the Company will supplement its charter to classify 1,740,000 shares of authorized preferred stock as “Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock” and authorize the issuance of the Series B Preferred Stock.
The Series B Preferred Stock will rank (i) senior to the Common Stock and all classes or series of the Company’s equity securities expressly designated as ranking junior to the Series B Preferred Stock; (ii) junior to all classes or series of equity securities of the Company expressly designated by the Company to rank senior to the Series B Preferred Stock, including the 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company; and (iii) junior to all existing and future indebtedness of the Company.
Subject to the rights of holders of any class or series of the Company’s equity securities ranking senior to or on parity with the Series B Preferred Stock, holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount equal to the dividends declared, if any, on the Common Stock. All distributions on the Series B Preferred Stock shall be cumulative, shall accumulate from the original date of issuance and shall be payable on each date that a dividend is paid on shares of the Common Stock and in the event of a redemption, as described below, on the date of such redemption. No distributions on the Series B Preferred Stock shall be declared by the Company that is prohibited by any agreement of the Company or by law. Distributions on the Series B Preferred

Stock will accumulate whether or not (i) declared or authorized, (ii) prohibited by the terms and provisions of the articles supplementary for the Series B Preferred Stock, (iii) the Company has earnings and (iv) there are funds legally available for payment of such distributions and if not sooner paid will be paid upon redemption of the Series B Preferred Stock or upon liquidation of the Company, subject to the rights of holders of equity securities senior to the Class B Preferred Stock. Subject to certain exceptions, no distribution shall be authorized, declared, paid or set apart for payment on any of the Company’s equity securities ranking junior to the Series B Preferred Stock unless all distributions accumulated on all Series B Preferred Stock and all classes and series of the Company’s outstanding equity series ranking on parity with the Series B Preferred Stock have been paid in full.
Subject to the rights of holders of the Company’s equity securities ranking senior to or on parity with the Series B Preferred Stock, in the event of any liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock will have the right to receive out of assets legally available for distribution an amount per Series B Preferred Stock equal to accumulated and unpaid distributions, whether or not declared, to the date of payment, after payment or provision for debts and other liabilities of the Company, but before any payments are made to holders of the Common Stock or other junior securities. The voluntary sale, conveyance, lease exchange or transfer of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution, or winding up of the Company; provided, however, the Series B Preferred Stock shall be exchangeable for preferred stock of the surviving entity with the same rights or preferences, adjusted for any changes in the capitalization if the Company is not the surviving entity.
Holders of the Series B Preferred Stock have the right, upon not less than seven days prior written notice to the Company (the “Redemption Notice”), to redeem any or all of their shares of Series B Preferred Stock for a cash redemption price equal to the last reported sale price per share of Common Stock at the close of the last trading day immediately before the Redemption Notice, plus (ii) accumulated and unpaid distributions, if any, to, but not including, the redemption date. The Company may, at its option, in lieu of paying a redeeming holder the cash redemption price, exchange any or all of the redeemed shares of Series B Preferred Stock for shares of Common Stock on a one-for-one basis, subject to proportional adjustment in the event of any change in the outstanding shares of Common Stock by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change.
Holders of the Series B Preferred Stock will not have any voting rights, except that, so long as any Series B Preferred Stock remains outstanding, the affirmative vote of the holders of at least a majority of the Series B Preferred Stock outstanding will be required to amend, alter or repeal the provisions of the articles supplementary relating to the Series B Preferred Stock in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof.
The Series B Preferred Stock will be subject to the provisions of Article VII of the Company’s charter relating to ownership and transfer restrictions. No sinking fund shall be established for the retirement or redemption of the Series B Preferred Stock and no holder of the Series B Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for shares of Common Stock or any other security of the Company.
The foregoing description of the Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to the Articles Supplementary that the Company intends to file with the State Department of Assessments and Taxation of Maryland prior to issuing any shares of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit S to the Property Purchase Agreement and as Exhibit 3.1 hereto.
Registration Rights Agreement

In connection with the Property Purchase Agreement, at each closing at which Stock Consideration is paid, it is expected that the Company and Hometown America, L.L.C. will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will grant Hometown customary registration rights with respect to the Common Stock portion of the Purchase Price as well as any Common Stock issued to Hometown upon the redemption of the Series B Preferred Stock.
Under the terms of the Registration Rights Agreement, upon the first issuance Stock Consideration to Hometown, the Company will file a prospectus supplement under its existing shelf registration statement to register such shares for resale. The Registration Rights Agreement provides that the Company will pay certain expenses in connection with the registration of the resale of the Stock Consideration and will indemnify Hometown America, L.L.C. and stockholders entitled to registration rights under the Registration Rights Agreement (“Holders”) against certain liabilities, including certain liabilities under the federal securities laws. The Registration Rights Agreement provides that each Holder will pay all underwriting discounts, commissions and transfer taxes, if any, in connection with the sale of its securities. Pursuant to the terms of the Registration Rights Agreement, if securities with registration rights still exist at the time the Company’s existing shelf registration statement expires on May 6, 2012 or cannot be used for specified reasons, the Company will use its best efforts to file a new shelf registration statement and to keep that registration statement effective for two years following the first issuance of Stock Consideration.
The Registration Rights Agreement allows the Company to suspend, for specified periods of time (the “Suspension Period”), the Holders’ ability to sell their Common Stock pursuant to the registration statement provided for under the Registration Rights Agreement (the “Registration Statement”). However, if the Company fails to comply with its registration obligations under the Registration Rights Agreement within 30 days after receiving notice from a Holder of its desire to sell shares of its Common Stock pursuant to the Registration Statement, the Company will be required to pay such Holder interest on the market value of such shares of Common Stock (as determined pursuant to the Registration Rights Agreement) at the 30-day U.S. Treasury rate.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit Q to the Property Purchase Agreement and as Exhibit 4.1 hereto.
Forward-Looking Statements
This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, statements regarding the anticipated closing of the acquisition of the Hometown Portfolio, including the potential issuance of the Stock Consideration, potential debt or equity financings to finance the acquisition of the Hometown Portfolio, the anticipated terms of the Series B Preferred Stock, and the expected effect of the acquisition of the Hometown Portfolio on the Company. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its properties (including those recently acquired);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of the acquisition of the Hometown Portfolio in its entirety and future acquisitions, if any, and timing and effective integration with respect thereto;

•	the Company’s inability to secure the contemplated debt and equity financings to fund a portion of the stated purchase price of the acquisition of the Hometown Portfolio on favorable terms or at all and the timing with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with the acquisition of the Hometown Portfolio;

•	the Company’s ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 2.02	Results of Operations and Financial Condition.
The Company’s previously issued 2011 guidance for net income and funds from operations does not take into account the Acquisition or any of the equity or debt issuances contemplated in connection with the Acquisition. The Company anticipates providing updated guidance for the remainder of 2011 in its second quarter 2011 earnings call.
The information contained in this Item 2.02 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements. The following is required financial information relating to the Hometown Properties:
HOMETOWN 3-14 PROPERTIES:

Report of Independent Registered Public Accounting Firm	F-1

Combined Statements of Revenues and Certain Operating Expenses	F-2

Notes to Combined Statements of Revenues and Certain Operating Expenses	F-3

b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5

Unaudited Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2011	F-7

Unaudited Pro Forma Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2011	F-8

Unaudited Pro Forma Condensed Consolidated Statements of Operations For the Year Ended December 31, 2010	F-9

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10

Reconciliation to Non-GAAP Financial Measures	F-14
(d) Exhibits.
The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Equity Lifestyle Properties, Inc.

We have audited the accompanying combined statement of revenues and certain operating expenses of the Hometown 3-14 Properties (as defined in Note 1) for the year ended December 31, 2010. This financial statement is the responsibility of the management of the Hometown 3-14 Properties. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity LifeStyle Properties, Inc. as described in Note 1, and is not intended to be a complete presentation of the Hometown 3-14 Properties’ revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 of the Hometown 3-14 Properties for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Chicago, Illinois
May 31, 2011

HOMETOWN 3-14 PROPERTIES

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES (In thousands)

	Three Months	Three Months
	Ended	Ended	Year Ended
	March 31,	March 31,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)

Revenue:
Rental income	$34,473	$34,015	$135,193
Utility income and other property income	3,402	3,231	11,978
Interest Income	2,229	2,146	8,694

Total revenue	40,104	39,392	155,865
Certain operating expenses:
Property operating expenses	8,474	8,210	32,445
Ground rent expense	369	349	1,427
Real estate taxes and insurance	3,644	3,536	13,669
Mortgage interest expense	7,885	7,523	30,106

Total certain operating expenses	20,372	19,618	77,647

Revenues in excess of certain operating expenses	$19,732	$19,774	$78,218

See accompanying notes to combined statements of revenue and certain operating expenses.

HOMETOWN 3-14 PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

1.	General Information

On May 31, 2011, Equity LifeStyle Properties, Inc. (the “Buyer”) entered into purchase and other agreements with certain affiliates of Hometown America, LLC (“Hometown”) to acquire the manufactured home properties containing 31,167 sites (unaudited), on approximately 6,500 acres (unaudited), located in 16 states (unaudited) (the “Hometown Properties”) and certain other assets.

The accompanying combined statements of revenues and certain operating expenses include the revenues and certain operating expenses of 73 of the 76 manufactured home communities and interest income on certain notes receivable (the “Hometown 3-14 Properties”). The accompanying combined statements of revenues and certain operating expenses exclude the operations of three properties that were not owned by Hometown for any of the periods presented. The Hometown 3-14 Properties are not a legal entity, but rather a combination of limited liability companies and partnership interests under common control and management.

The accompanying combined statements of revenues and certain operating expenses have been prepared on the accrual basis of accounting for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission (the “Commission”) for inclusion in the Current Report on Form 8-K of the Buyer. Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded. The combined statements of revenues and certain operating expenses exclude the following items that are not comparable to the proposed future operations of the acquired properties: interest on mortgage loans not to be assumed by the Buyer, depreciation and amortization and other overhead costs not directly related to the future operations of the Hometown 3-14 Properties.

2.	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

(b)	Revenue Recognition

Rental income attributable to leases is recorded when earned from residents. Leases entered into by tenants range from month-to-month to one year and are renewable by mutual agreement of the Hometown 3-14 Properties and residents or, in some cases, as provided by statute. Rent received in advance is deferred and recognized in income when earned.

(c)	Reimbursements from Tenants

Reimbursements from tenants of operating expenses are recognized as income when they become billable to the tenants.

(d)	Repair and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

3.	Interest on Mortgage Loans

The interest expense included in the combined statements of revenues and certain operating expenses is based on mortgage loans expected to be assumed by the Buyer, which were outstanding

HOMETOWN 3-14 PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

during the periods presented. On December 31, 2010 approximately $526.5 million of mortgage loans on 34 manufactured home communities, with interest rates ranging from 3.25% to 8.30% and various maturities from 2012 to 2023 were outstanding. The mortgage loans are collateralized by those 34 respective properties.

4.	Leases

The Hometown 3-14 Properties entered into ground leases for a portion of one of the communities. The Hometown 3-14 Properties record the resulting lease payments as an operating expense on a straight-line basis. The stated lease terms extend through May 2107. Upon the death of the landlord, Hometown has the right to purchase the ground lease property for a stated purchase price that increases each year. The option payment provided in the ground leases as of each of January 1, 2012, 2013, 2014, 2015 and 2016 is $31.4 million, $33.4 million, $35.5 million, $37.8 million and $40.3 million, respectively.

The ground lease payments were approximately $0.4 million and $0.3 million for the three months ended March 31, 2011 and 2010, respectively, and approximately $1.4 million for the year ended December 31, 2010. Future ground lease payments increase approximately 5% annually through the end of the lease term.

EQUITY LIFESTYLE PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of, and For, the Three Months Ended March 31, 2011 and For the Year Ended December 31, 2010

On May 31, 2011, Equity LifeStyle Properties, Inc. (the “Company”) entered into purchase and other agreements with certain affiliates of Hometown America, LLC (“Hometown”) to acquire (the “Acquisition”) a portfolio of 76 manufactured home communities containing 31,167 sites on approximately 6,500 acres located in 16 states (primarily located in Florida and the northeastern region of the United States, the “Hometown Properties”).

The stated purchase price is approximately $1.43 billion. Included in the stated purchase price are certain manufactured homes and loans secured by manufactured homes located at the Hometown Properties (the “Home Related Assets,” and collectively with the Hometown Properties, the “Hometown Portfolio”). The “Hometown 3-14 Properties” refers to 73 of the Hometown Properties and interest income on certain notes receivable. The Company also expects to expense approximately $21.0 million of closing and debt defeasance costs. In connection with executing the purchase agreements, the Company will deposit $25.0 million of earnest money into an escrow account.

The Acquisition is expected to be funded through:

•	approximately $291.1 million of net proceeds from this offering;

•	the assumption, by the Company, of approximately $524.3 million of fixed-rate non-recourse mortgage indebtedness (as of March 31, 2011) secured by 34 properties in the Hometown Portfolio with a weighted average interest rate of approximately 5.63% per annum and a weighted average maturity of approximately 6.0 years;

•	the issuance by the Company, to Hometown of: (i) 1,708,276 shares of the Company’s common stock, par value $0.01 per share; and (ii) 1,740,000 shares of the Company’s Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which have a stipulated aggregate value of $200.0 million in the purchase agreements;

•	approximately $300.0 million of debt capital through an anticipated ten-year secured financing that the Company plans to raise after completion of this offering; and

•	approximately $200.0 million of debt capital through an anticipated six-year unsecured term loan that the Company plans to raise after completion of this offering.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 has been prepared as if the transactions described above occurred on March 31, 2011. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 have been prepared as if the transactions described above occurred as of January 1, 2010. The accompanying unaudited pro forma financial statements exclude revenues and certain operating expenses of the three properties that were not owned by Hometown during the year ended December 31, 2010 or for the entirety of the three month periods ended March 31, 2011 and 2010.

The allocation of the purchase price of the Hometown Portfolio reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities ultimately assumed. A final determination of the fair values of the assets and liabilities assumed from the Hometown Portfolio, which cannot be made prior to the completion of the Acquisition, will be based on the actual valuation of the tangible and intangible assets and liabilities of the Hometown Portfolio that exist as of the date of completion of the Acquisition. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in amortization of tangible and intangible assets and liabilities. Additionally, proceeds assumed in the pro forma column to satisfy our purchase obligation is predicated on anticipated issuances of equity securities and debt by the Company. There can be no assurance that such transactions will occur on the terms estimated or at all.

Our pro forma condensed consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto included or incorporated by reference in this prospectus supplement. In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effect of the Acquisition. The unaudited pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management; however, they are not necessarily, and should not be assumed to be, an indication of the Company’s financial position or results of operations that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, the impact of ongoing integration activities, the timing of completion of the Acquisition and other changes to Hometown Portfolio’s tangible and intangible assets and liabilities that occur prior to completion of the Acquisition, as well as the inability to obtain loan servicer consents or satisfy other closing conditions, could cause material differences in the information presented.

EQUITY LIFESTYLE PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2011

		Acquisition of
	Company	Hometown
	Historical	Portfolio		Pro Forma		Company
	(a)	(b)		Adjustments		Pro Forma
	(Amount in thousands, except share and per share data)

Assets
Net investment in real estate	$1,876,362	$1,422,600	(c)	$—		$3,298,962
Cash, cash equivalents and short-term investments	92,406	(735,776)		787,780		144,410
Notes receivable, net	24,629	50,700	(d)	—		75,329
Other assets	73,465	5,500	(e)	3,300	(h)	82,265

Total Assets	$2,066,862	$743,024		$791,080		$3,600,966

Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,407,176	$564,300	(e)	$300,000	(i)	$2,271,476
Unsecured lines of credit	—	—		—		—
Term loan	—	—		200,000	(j)	200,000
Other liabilities	189,948	—		—		189,948

Total Liabilities	1,597,124	564,300		500,000		2,661,424
Commitments and contingencies
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, 8,000,000 issued and outstanding as of March 31, 2011	200,000	—		—		200,000
Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, par value $0.01 per share	—	100,781	(f)	—		100,781
Equity:
Stockholders’ Equity:
Common stock, $0.01 par value per share	311	17	(f)	52	(k)	380
Paid-in capital	465,959	98,926	(f)	291,028	(k)	855,913
Distributions in excess of accumulated earnings	(229,740)	(21,000	)(g)	—		(250,740)

Total Stockholders’ Equity	236,530	77,943		291,080		605,553
Non-controlling interests — Common OP Units	33,208	—		—		33,208

Total Equity	269,738	77,943		291,080		638,761

Total Liabilities and Equity	$2,066,862	$743,024		$791,080		$3,600,966

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EQUITY LIFESTYLE PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011

		Acquisition
	Company	of Hometown 3-14				Company
	Historical	Properties		Pro Forma		Pro
	(aa)	(bb)		Adjustments		Forma
	(Amount in thousands, except per share data)

Revenues:
Rental income	$102,651	$34,473		$—		$137,124
Right-to-use contracts (net of deferrals of $2.5 million)	13,369	—		—		13,369
Utility and other property income	13,062	3,402		—		16,464
Interest income	1,039	2,229		—		3,268
Other income	3,334	—		—		3,334

Total revenues	133,455	40,104		—		173,559
Expenses:
Property operating and maintenance	44,311	8,474		—		52,785
Ground lease expenses	—	369		—		369
Real estate taxes	8,057	3,644		—		11,701
Sales and marketing (net of deferrals of $1.0 million)	1,256	—		—		1,256
Property management	8,463	—		—	(cc)	8,463
General and administrative	5,647	—		—	(dd)	5,647
Depreciation	17,476	—		6,000	(ee)	23,476
Other expenses	2,008	—		—		2,008
Interest and related amortization	21,389	7,885		4,200	(ff)	33,474

Total expenses	108,607	20,372		10,200		139,179

Income before equity in income of unconsolidated joint ventures	24,848	19,732		(10,200)		34,380

Equity in income of unconsolidated joint ventures	784	—		—		784

Consolidated income from continuing operations	25,632	19,732		(10,200)		35,164
Income allocated to non-controlling interests — Common OP Units	(2,621)	(1,938)		1,036		(3,523)
Income allocated to non-controlling interests — Perpetual Preferred OP Units	(2,801)	—		—		(2,801)
Redeemable Perpetual Preferred Stock Dividends	(1,250)	—		—		(1,250)
Series B Preferred Stock Dividends	—	(653	)(gg)	—		(653)

Net income available for Common Shares	$18,960	$17,141		$(9,164)		$26,937

Net Income per Common Share — Basic	$0.61					$0.71
Net Income per Common Share — Fully Diluted	$0.61					$0.70
Common Shares outstanding — Basic	30,996	1,708	(f)	5,250	(k)	37,954
Common Shares outstanding — Fully Diluted(hh)	35,609	3,448	(f)	5,250	(k)	44,307

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EQUITY LIFESTYLE PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2010

		Acquisition of
	Company	Hometown				Company
	Historical	3-14 Properties		Pro Forma		Pro
	(aa)	(bb)		Adjustments		Forma
	(Amount in thousands, except per share data)

Revenues:
Rental income	$388,832	$135,193		$—		$524,025
Right-to-use contracts (net of deferrals of $14.9 million)	54,471	—		—		54,471
Utility and other property income	48,357	11,978		—		60,335
Interest income	4,419	8,694		—		13,113
Other income	15,282	—		—		15,282

Total revenues	511,361	155,865		—		667,226
Expenses:
Property operating and maintenance	185,786	32,445		—		218,231
Ground lease expenses	—	1,427		—		1,427
Real estate taxes	32,110	13,669		—		45,779
Sales and marketing (net of deferrals of $5.5 million)	7,081	—		—		7,081
Property management	32,639	—		—	(cc)	32,639
General and administrative	22,559	—		—	(dd)	22,559
Depreciation	69,205	—		104,000	(ee)	173,205
Other expenses	8,594	—		—		8,594
Goodwill impairment	3,635	—		—		3,635
Interest and related amortization	91,151	30,106		16,840	(ff)	138,097

Total expenses	452,760	77,647		120,840		651,247

Income before equity in income of unconsolidated joint venture	58,601	78,218		(120,840)		15,979

Equity in income of unconsolidated joint ventures	2,027	—		—		2,027

Consolidated income from continuing operations	60,628	78,218		(120,840)		18,006
Income allocated to non-controlling interests — Common OP Units	(5,903)	(8,406)		13,343		(966)
Income allocated to non-controlling interests — Perpetual Preferred OP Units	(16,140)	—		—		(16,140)
Series B Preferred Stock Dividends	—	(2,088	)(gg)	—		(2,088)

Net income (loss) available for Common Shares	$38,585	$67,724		$(107,497)		$(1,188)

Net Income (loss) per Common Share — Basic	$1.26					$(0.03)
Net Income (loss) per Common Share — Fully Diluted	$1.25					$(0.03)
Common Shares outstanding — Basic	30,517	1,708	(f)	5,250	(k)	37,475
Common Shares outstanding — Fully Diluted(hh)	35,518	1,708	(f)	5,250	(k)	37,475

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EQUITY LIFESTYLE PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Pro Forma Presentation

Equity LifeStyle Properties, Inc. (the “Company”) is a Maryland corporation that qualifies for U.S federal income tax purposes as a real estate investment trust (“REIT”) that is a fully integrated owner and operator of manufactured home communities and recreational vehicle resorts. The Company leases individual developed areas with access to utilities for placement of factory built homes, cottages, cabins or recreational vehicles. Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific properties for limited stays. The Company consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries and all variable interest entities with respect to which it is the primary beneficiary. The Company also consolidates entities in which it has a controlling direct or indirect voting interest. All inter-company transactions have been eliminated in consolidation.

On May 31, 2011, Equity LifeStyle Properties, Inc. ( the “Company”) entered into purchase and other agreements with certain affiliates of Hometown America, LLC (“Hometown”) to acquire (the “Acquisition”) a portfolio of 76 manufactured home communities containing 31,167 sites on approximately 6,500 acres located in 16 states (primarily located in Florida and the northeastern region of the United States, the “Hometown Properties”).

The stated purchase price is approximately $1.43 billion. Included in the stated purchase price are certain manufactured homes and loans secured by manufactured homes located at the Hometown Properties (the “Home Related Assets,” collectively with the Hometown Properties, the “Hometown Portfolio”). The “Hometown 3-14 Properties” refers to 73 of the Hometown Properties and interest income on certain notes receivable. The Company also expects to expense approximately $21.0 million of closing and debt defeasance costs. In connection with executing the purchase agreements, the Company will deposit $25.0 million of earnest money into an escrow account. The accompanying unaudited pro forma financial statements exclude revenues and certain operating expenses of the three properties that were not owned by Hometown during the year ended December 31, 2010 or for the entirety of the three month periods ended March 31, 2011 and 2010.

The Acquisition is expected to be funded through:

•	approximately $291.1 million of net proceeds from this offering;

•	the assumption, by the Company, of approximately $524.3 million of fixed-rate non-recourse mortgage indebtedness (as of March 31, 2011) secured by 34 properties in the Hometown Portfolio with a weighted average interest rate of approximately 5.63% per annum and a weighted average maturity of approximately 6.0 years;

•	the issuance, by the Company, to Hometown of: (i) 1,708,276 shares of the Company’s common stock, par value $0.01 per share; and (ii) 1,740,000 shares of the Company’s Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which have a stipulated aggregate value of $200.0 million in the purchase agreements;

•	approximately $300.0 million of debt capital through an anticipated ten-year secured financing that the Company plans to raise after completion of this offering; and

•	approximately $200.0 million of debt capital through an anticipated six-year unsecured term loan that the Company plans to raise after completion of this offering.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a) Represents the historical consolidated balance sheet of the Company as of March 31, 2011.

EQUITY LIFESTYLE PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(b) Reflects the preliminary estimates of the fair value of the balance sheet of the Hometown Portfolio as of March 31, 2011. The acquisition of the Hometown Portfolio will be accounted for as an acquisition under the acquisition method of accounting and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of acquisition. The fair values of these assets and liabilities have been preliminary allocated in accordance with Accounting Standards Codification (“ASC”) section 805-10, Business Combinations. A final determination of the fair values of the assets and liabilities assumed in connection with the Acquisition, which cannot be made prior to the completion of the Acquisition, will be based on the actual valuation of the tangible and intangible assets and liabilities of the Hometown Portfolio that exist as of the date of completion of the Acquisition.

(c) Estimated fair value of real estate acquired:

Land(1)	$622,300
Manufactured Homes	37,600
In-place leases	80,000
Depreciable property	682,700

Net investment in real estate	$1,422,600

(1)	The estimated fair market value of land presented above is net of a purchase price credit of $33.4 million related to a ground lease option that the Company is assuming on a portion of one Hometown Property.

(d) Represents the estimated fair market value of loans secured by manufactured homes located at the Hometown Properties.

(e) Represents the mortgage loans that the Company expects to assume, of approximately $524.3 million as of March 31, 2011 on 34 manufactured home communities, with interest rates ranging from 3.25% to 8.30% with a weighted average interest rate of 5.63% per annum and various maturities from 2012 to 2023 with a weighted average maturity of approximately 6.0 years. The mortgage loans are collateralized by the respective properties. The estimated fair value of the debt assumed is approximately $564.3 million. The difference between the stated mortgage loan amount and its fair value will be amortized as a reduction of interest expense over the term of the loans. In connection with the assumption of the mortgage loans, the Company expects to incur approximately $5.5 million of assumption costs.

(f) Represents the private placement of 1,708,276 shares of common stock and 1,740,000 shares of our Series B Preferred Stock. The purchase agreements have stipulated a issuance price of $58.00 per share for both the common stock and Series B Preferred Stock. The fair market value of the shares will be determined at issuance, net of issuance costs. The estimated issuance price per share below is based on the last reported sales price of the Company’s common stock on the New York Stock Exchange on May 23, 2011. The shares of common and preferred stock are valued as follows (in thousands, except share and per share data):

	Common	Preferred
	Stock	Stock

Number of shares issued	1,708,276	1,740,000
Estimated issuance price, per share	$57.92	$57.92

Gross value of shares issued	$98,943	$100,781

EQUITY LIFESTYLE PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(g) Represents estimated closing costs to be paid by the Company for the Acquisition, including debt defeasance costs for the Hometown Portfolio debt that the Company is not assuming.

(h) Represents estimated costs to originate new loans referenced in (i) and (j).

(i) Represents new secured borrowings the Company plans to raise after completion of this offering based on non-binding term sheets from large financial institutions received by the Company on a combination of existing properties the Company owns and newly acquired properties from the Hometown Portfolio. The anticipated borrowings of $300.0 million are estimated to bear interest of approximately 5.24% and mature in 10 years.

(j) Represents the anticipated incurrence of a new $200.0 million unsecured term loan the Company plans to raise after completion of this offering based on non-binding term sheets from large financial institutions received by the Company with an estimated interest rate of approximately 3.34% and maturing in six years.

(k) Represents the net proceeds from the issuance of 5,250,000 shares of the Company’s common stock based on $57.92 per share in this offering, net of expected issuance costs of approximately $13.0 million. The estimated price per share is equal to the last reported sales price of the Company’s common stock on the NYSE on May 23, 2011.

Note 3 —	Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

(aa) Represents the historical consolidated statements of operations for the Company for the three months ended March 31, 2011 and year ended December 31, 2010.

(bb) Represents the historical combined statements of revenues and certain operating expenses for the Hometown 3-14 Properties for the three months ended March 31, 2011 and year ended December 31, 2010.

(cc) The Company has estimated that its annual incremental property management expenses associated with the Hometown Portfolio are approximately $5.8 million. These estimated expenses are not reflected in these pro forma financial statements.

(dd) The Company has estimated that its annual incremental general and administrative expenses associated with the Hometown Portfolio are approximately $1.6 million. The Company’s annual estimate includes approximately $1.0 million of servicing costs on the loans described in (d) above and approximately $0.6 million of other general and administrative expenses. These estimated expenses are not reflected in these pro forma financial statements.

(ee) Represents the estimated depreciation of the acquired real estate of approximately $24.0 million and estimated amortization expenses of an intangible asset for in-place leases of approximately $80.0 million for the year ended December 31, 2010 and depreciation of approximately $6.0 million for the three months ended March 31, 2011. Depreciation of real estate is on a straight-line basis using a 30-year estimated life and in-place leases are amortized over one year.

(ff) Represents, for the year ended December 31, 2010, estimated interest expense of approximately $22.7 million on $500 million of debt capital that the Company plans to raise after the completion of the offering and related amortization of estimated costs incurred to assume or originate debt of approximately $1.4 million, offset by approximately $7.3 million of amortization of note premium on the 34 assumed loans. For the quarter ended March 31, 2011, the estimated interest expense on the debt capital being raised is approximately $5.7 million, amortization of estimated costs

EQUITY LIFESTYLE PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

to assume or originate debt of approximately $0.4 million, offset by approximately $1.9 million of amortization of note premium on the assumed loans. See notes (i) and (j) above for terms of the new debt.

(gg) Represents the estimated dividends paid for the Series B Preferred Stock of 1,740,000 shares for the year ended December 31, 2010 at a rate of $1.20 per share and for the quarter ended March 31, 2011 at a rate of $0.375 per share. Per share dividend amounts represent our dividend per share declared on our common stock for such periods.

(hh) For the three months ended March 31, 2011, the issuance of 1,740,000 shares of Series B Preferred Stock to Hometown are included in the computation of Common Shares outstanding — Fully Diluted. As a result of the Company Pro Forma Net loss available for Common Shares for the year ended December 31, 2010, both the Company’s weighted average approximately 4.7 million common OP Units (which were dilutive to the Company Historical operations) and the issuance of 1,740,000 shares of Series B Preferred Stock were anti-dilutive, and therefore both were excluded from the computation of the Company Pro Forma Common Shares outstanding —Fully Diluted.

EQUITY LIFESTYLE PROPERTIES, INC.

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

	For the Year Ended
	December 31, 2010
		Hometown	Company
	Company	Portfolio(1)	Pro Forma
	Historical	Adjustment	(As Adjusted)
	($ in millions, except per share data)

Computation of Funds From Operations (“FFO”)
Net Income (loss) available for common shares	$38.6	$(39.8)	$(1.2)
Income (loss) allocated to common OP Units	5.9	(4.9)	1.0
Series B preferred stock dividends	—	2.1	2.1
Depreciation on real estate, amortization of in-place leases, and other costs	68.1	104.0	172.1
Depreciation on unconsolidated joint ventures	1.2	—	1.2
Right-to-use contract upfront payments, deferred, net	14.9	—	14.9
Right-to-use contract commissions, deferred, net	(5.5)	—	(5.5)
General and administrative expenses(2)	—	(1.6)	(1.6)
Property management expenses(3)	—	(5.8)	(5.8)

FFO available for common shares	$123.2	$54.0	$177.2
Common shares outstanding — fully diluted(4)	35.5	8.7	44.2
FFO per common share — fully diluted	$3.47		$4.01
Accretion ($ per share)			$0.54
Accretion (%)			15.6%

(1)	Excludes the revenues and certain operating expenses of three Hometown Properties, which represent an aggregate stated purchase price of $24.0 million, for which 2010 operating data is not available.

(2)	Estimates of loan servicing costs of approximately $1.0 million and other general and administrative expenses of approximately $0.6 million for the Hometown Portfolio for the year ended December 31, 2010.

(3)	Estimates of incremental property management expenses of approximately $5.8 million for the Hometown Portfolio for the year ended December 31, 2010.

(4)	Common shares outstanding — fully diluted in the Company Historical column of 35.5 million for the year ended December 31, 2010, includes certain dilutive securities, primarily OP Units, on a weighted average basis, of approximately 4.7 million. The Hometown Portfolio Adjustment column includes (i) the private placement of 1,708,276 shares of common stock and 1,740,000 shares of Series B Preferred Stock as part of the Acquisition and (ii) the issuance of 5,250,000 shares of common stock in this offering.

Funds from Operations (“FFO”) and pro forma FFO (as adjusted) are non-GAAP financial measures. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. Additionally, the Company believes that pro forma FFO (as adjusted) is useful in evaluating the impact of certain costs that management estimates would have been incurred for property management and additional general and administrative expenses relating to the Hometown Portfolio. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not, nor does pro forma FFO (as adjusted), represent cash flow from operations or net income as defined by GAAP, and neither measure should be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. The Company defines pro forma FFO (as adjusted) as FFO less management’s estimates of costs that would have been incurred during the year ended December 31, 2010 for property management and additional general and administrative expenses relating to the Hometown Portfolio.

Investors should review FFO and pro forma FFO (as adjusted), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating the Company’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Neither FFO or pro forma FFO (as adjusted) represents cash generated from operating activities in accordance with GAAP, nor does either measure represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is either measure indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: May 31, 2011	By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated May 31, 2011, by and among, MHC Operating Limited Partnership, a subsidiary of Equity LifeStyle Properties, Inc., and the entities listed as “Sellers” on the signature page thereto*

2.2	Purchase and Sale Agreement, dated May 31, 2011, by and among MH Financial Services, L.L.C., Hometown America Management, L.L.C., Hometown America Management, L.P., and Hometown America Management Corp., as sellers, and Realty Systems, Inc. and MHC Operating Limited Partnership, collectively, as purchaser*

3.1	Articles Supplementary designating Equity LifeStyle Properties, Inc.’s Series B Subordinated Non-Voting Cumulative Preferred Stock, par value $0.01 per share

4.1	Form of Registration Rights Agreement, to be entered into by and between Equity LifeStyle Properties, Inc. and Hometown America, L.L.C.

23.1	Consent of Ernst & Young LLP

99.1	Press Release dated May 31, 2011

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.